Registration Statement No.  333-


                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549
                              _______________

                               FORM S-8
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933


                         FIRST BANKSHARES, INC.
        (Exact name of registrant as specified in its charter)

Georgia                                 58-2094754
State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)          Identification Number)

                         2833 Main Street
                     East Point, Georgia  30344
              (Address of Principal executive offices)


            First Bankshares, Inc. 1995 Stock Option Plan
                       (Full Title of the Plan)


                     R. Elliott Miller, President
                        First Bankshares, Inc.
                           2833 Main Street
                      East Point, Georgia, 30344
                            (404) 768-9305
      (Name, address, and telephone number of agent for service)

                    ______________________________

                           Copies Requested to:

                            Glenn W. Sturm, Esq.
                Nelson Mullins Riley & Scarborough, L.L.P.
                        1201 Peachtree Street, N.E.
                       400 Colony Square, Suite 2200
                           Atlanta, Georgia  30361
                              (404) 817-6106
                            (404) 817-6050 (Fax)
                    ______________________________
                      CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
Title of                           Maximum        Maximum
Securities          Amount         Offering       Aggregate      Amount of
to be               to be          Price Per      Offering       Registration
Registered          Registered     Share (1)      Price (1)      Fee

Common Stock
par value           160,000
$1.00 per share     Shares         $16.00         $2,560,000     $776

(1) There is a limited trading market for the Common Stock. This estimation is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the bid and ask prices of the Registrant's Common Stock on the Nasdaq SmallCap Market on November 29, 1996, the last trade date within five business days of the filing date of this Registration Statement.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

The documents listed below are hereby incorporated by reference into this registration statement ("Registration Statement"), and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above; and

     (c) the description of the Company's Common Stock on page 2 of the Company's Registration Statement on Form 8-A which description is incorporated by reference to "Description of Common Stock" on pages 50-51 of the Company's Registration Statement on Form S-4 (No. 33-80598) filed with the Securities and Exchange Commission.

Item 4.  Description of Securities.

No response is required to this item.

Item 5.   Interests of Named Experts and Counsel.

No response is required to this item.

Item 6.   Indemnification of Directors and Officers.

As permitted under Georgia law, the Company's Articles of Incorporation release the directors from personal liability for monetary damages for breach of the duty of care or other duty as a director to the Company and its shareholders. However, the elimination of a director's personal liability shall not be applied to: (a) any appropriation, in violation of his or her duties, of any business opportunity of the Company; (b) acts or omissions which involve intentional misconduct or knowing violation of law; (c) any transaction from which the director received an improper personal benefit; or (d) unlawful corporate distributions.

Article Nine of the Company's Bylaws provides that the Company may indemnify directors, officers, employees, and agents of the Company against reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person was made a party by reason of the fact that he is or was serving at the request of the Company. However, no person shall be indemnified in connection with any matter for which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Company, or with respect to any matter which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction,
(ii) the holders of record of a majority of the outstanding shares of capital stock of the Company, or (iii) a majority of the members of the board of directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

Expenses incurred in defending any action referred to above may be paid by the Company in advance of the final disposition of such action as authorized by the board of directors in the specific case upon receipt of an undertaking by the indemnitee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

In addition to the indemnification provisions discussed above, the Company may indemnify its officers and directors to the extent permitted by the Georgia Business Corporation Code, as such laws may be amended from time to time.

Item 7.   Exemption from Registration Claimed.

Not Applicable

Item 8.   Exhibits.

The following exhibits are filed with this Registration Statement.

     Exhibit
     Number    Description of Exhibit

      4    -   Articles of Incorporation of the Company (incorporated by
               reference to Exhibit 3.1 of the Company's Registration Statement on Form S-4 (File No. 33-80598)).

      4.1  -   Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 (File No.
               33-80598)).

      4.2  -   First Bankshares, Inc. 1995 Stock Option Plan.

      5.1  -   Legal opinion of Nelson, Mullins, Riley & Scarborough, L.L.P.

     23.1  -   Consent of Nelson, Mullins, Riley & Scarborough, L.L.P.
               (contained in their opinion filed as Exhibit 5.1).

     24    -   Power of Attorney contained on the signature pages of this
               Registration Statement.

Item 9.   Undertakings.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which it offers or sales securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

          (2) That, for the purpose of determining liability under the Securities Act, the Company will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of East Point, State of Georgia, on this 2nd day of December, 1996.


                              FIRST BANKSHARES, INC.


                              By:  /s/ R. Elliott Miller
                                   R. Elliott Miller
                                   President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints R. Elliott Miller, for him in his name, place and stead, in any and all capacities, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on December 2, 1996.


           Signature                    Title


/s/ R. Elliott Miller              President, Chief Executive Officer,
R. Elliott Miller                  and Director


/s/ Geraldine R. Hall              Principal Accounting and Financial Geraldine
R. Hall                            Officer


/s/ Ray E. Hannah                  Director
Ray E. Hannah


/s/ Conrad M. Waller               Director
Conrad M. Waller


                                   Director
Richard W. Cheely


                                   Director
James A. Eidson


/s/ James L. Lynn                  Director
James L. Lynn


 /s/ Cannis E. McLain              Director
Cannis E. McLain


                                   Director
Richard G. Stilley


                                   Director
Hugh Thompson, M.D.

                               EXHIBIT INDEX

Exhibit                                                          Sequential
Number    Exhibit                                                Page No.

4 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration
          Statement on Form S-4 (File No. 33-80598)).

4.1       Bylaws of the Company (incorporated by reference to Exhibit
          3.2 of the Company's Registration Statement on Form S-4
          (File No. 33-80598)).

4.2       First Bankshares, Inc. 1995 Stock Option Plan.

5.1       Legal opinion of Nelson, Mullins, Riley & Scarborough,
          L.L.P.

23.1      Consent of Nelson, Mullins, Riley & Scarborough, L.L.P.
          (contained in their opinion filed as Exhibit 5.1).

24 Power of Attorney contained on the signature pages of this Registration Statement.
PROSPECTUS








                              FIRST BANKSHARES, INC.

               FIRST BANKSHARES, INC. 1995 STOCK OPTION PLAN

                              ______________________



     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it would be unlawful to make such an offer in such jurisdiction.


                              ______________________


          THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
              THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                    THE DATE OF THIS PROSPECTUS IS DECEMBER 2, 1996.

     This Prospectus provides information concerning options and rights granted under the First Bankshares, Inc. 1995 Stock Option Plan (the "Plan"). The information is qualified in its entirety by the text of the Plan (including any and all amendments through the date of this Prospectus), a copy of which is attached hereto and incorporated herein by reference.

INTRODUCTION

     Principal Office and Telephone Number. The principal executive office of First Bankshares, Inc. (the "Company") is 2833 Main Street, East Point, Georgia, 30344. The Company's telephone number is (404) 768-9305.

     The Plan. A total of 160,000 shares of the Company's common stock, par value $1.00 per share, have been reserved for issuance upon the exercise of options under the Plan. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

     The general purpose of the Plan is to promote the growth and profitability of the Company and its subsidiaries by providing Plan participants with an opportunity to acquire or increase their proprietary interests in the Company and to encourage their continued association with or service to the Company.

     Under the Plan, the Company may grant incentive stock options, non-incentive stock options, or restricted stock. Options allow optionees to benefit from appreciation, if any, in the market price of the Company's common stock after the date of grant. No capital investment is required until the optionee exercises the option and purchases the underlying stock. At such time, the optionee must tender the exercise price (i.e. exercise his option) and receive the Company's common stock in exchange.

     If you are granted an option under the Plan, you will receive an option agreement specifying the terms of your option, such as the number of shares of common stock you can purchase, the price per share, when you can exercise the option, and when your option expires. If you are granted restricted stock under the Plan, you will receive a restriction agreement specifying any restrictions, terms, or conditions applicable to your restricted stock. The terms of each option and restriction agreement will be determined by a committee (the "Committee") of the Company's Board of Directors (the "Board"), in the Committee's sole discretion. The Committee will consist of at least two directors appointed by the Board. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties.

ELIGIBILITY FOR PARTICIPATION IN THE PLAN

     The class of persons eligible to participate in the Plan consists of all persons the Committee determines to be in the best interests of the Company which includes, but is not limited to, all directors and employees of the Company or any subsidiary. However, only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options.

TYPES OF OPTIONS AND AWARDS UNDER THE PLANS

     Options. Under the Plan, the Committee may grant either incentive stock options or non-incentive stock options. Within the limitations provided in the Plan, both types of options may be granted to the same person at the same time, or at different times, and under different terms and conditions.

     Awards of Restricted Stock. Under the Plan, the Committee may also grant awards of restricted stock pursuant to such restrictions, terms, and conditions as the Committee may determine. The Committee may, in its discretion, determine that the payment of any dividends declared or paid on restricted stock shall be (i) deferred until the lapsing of the relevant restrictions and
(ii) held by the Company for the account of the grantee until such lapsing. In the event of such deferral, the Company will credit at the end of each year interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. The Company will pay deferred dividends, with interest, upon the lapsing of restrictions imposed on such restricted stock, and any dividends deferred (together with any interest thereon) in respect of restricted stock will be forfeited upon any forfeiture of such restricted stock.

OPTION EXERCISE PRICE

     Your option agreement specifies the exercise price of your option, which is the price per share you must pay for the Company's common stock when exercising an option. The option exercise price of an incentive stock option may not be less than 100%, and the exercise price of a non-incentive stock option may not be less than 80%, of the fair market value of the Company's common stock on the date of grant.

EXERCISE PERIOD OF THE OPTION

     The Committee determines the terms of options, and your option agreement gives the date on which your option becomes exercisable and when it terminates. No incentive stock option may be exercised after ten years from the date of grant and no incentive stock option granted to any person owning more than 10% of the total combined voting power of all Company common stock at the date of grant may be exercised more than five years after the date of grant. Additionally, no option granted to an "insider" under Section 16(b) of the Securities Exchange Act of 1934 shall be exercisable prior to the expiration of six months from the date of grant, other than in the case of death or disability. The Committee may provide, however, that a particular option will terminate in a fixed amount of time.

EXERCISE OF AN OPTION AND PAYMENT OF THE EXERCISE PRICE

     You may exercise an option granted under the Plan by (i) delivering to the Company at its principal office a written notice of exercise with respect to a specified number of shares of stock and (ii) making payment to the Company of the full amount of the exercise price for such number of shares. The Committee may prescribe in any stock option agreement other terms and conditions relating to the exercise of an option, including a requirement that your option may be exercised only in accordance with a vesting schedule during the term of the option.

     The exercise price is to be paid in full in cash upon the exercise of the option and the Company may postpone delivery of certificates for the shares purchased until such payment has been made. The exercise price may also be paid by surrendering shares of Company common stock you own which have a fair market value on the date of exercise equal to the exercise price, or by authorizing the Company to withhold shares of stock otherwise issuable upon exercise of your option. The Board may provide in a stock option agreement or may otherwise determine in its sole discretion at the time of exercise that, in lieu of cash or shares, all or a portion of the exercise price may be paid by the execution of a recourse note equal to the exercise price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

     In addition to and at the time of payment of the exercise price, the optionee must pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such optionee resulting from such exercise, except that the Committee has the discretion to provide in any stock option agreement that tax obligations owed as a result of such exercise may be paid by tendering to the Company shares of stock duly endorsed for transfer and owned by the optionee, or by authorization to the Company to withhold shares of stock otherwise issuable upon exercise of the option.

     With respect to options granted to a particular optionee, the Committee may specify the effect upon such optionee's right to exercise an option of such optionee's termination of service under various circumstances. The Committee may provide for, among other things, immediate or deferred termination of an optionee's rights under an option, or acceleration of the date at which an option may be exercised in full.

EMPLOYMENT OR SHAREHOLDER RIGHTS

     Nothing in the Plan or in any stock option agreement shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such person's employment at any time.

     The grant of an option does not give you any rights of a shareholder of the Company regarding the shares of common stock underlying your option until you exercise your option and purchase Company common stock. With regard to awards of restricted stock, unless the Committee determines otherwise and as set forth in your restriction agreement, once all restrictions have lapsed and the shares of restricted stock are delivered, you will have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to such shares.

SALE OR TRANSFER OF OPTIONS

     In general, you cannot transfer any incentive stock option granted under the Plan, except by will or the laws of descent and distribution and no option may be transferred by an "insider" under Section 16 except by will or the laws of descent and distribution or pursuant to a qualified domestics relation order. Your option or restriction agreement may contain other restrictions on transfer.

SALE OF SHARES AFTER EXERCISING AN OPTION

     Generally Freely Transferable. In general, unless you are an affiliate of the Company, shares you acquire by exercising an option under the Plan can be resold without restrictions.

     Certain Exceptions. Employees who are affiliates of the Company (generally speaking, executive officers and directors of the Company) who exercise options should generally resell the shares so acquired pursuant to Rule 144 under the Securities Act of 1933 without, however, being subject to the holding period requirement of Rule 144(d). In addition, directors and executive officers of the Company must comply with the "short swing" trading provisions of Section 16(b) of the Securities Exchange Act of 1934.

EFFECT OF A STOCK SPLIT OR MERGER

     In the event of a change in the outstanding shares of the Company's common stock by reason of, among other things, a stock dividend or a stock split, the aggregate number and kind of shares of stock for which options may be granted and the rights of optionees and holders of restricted stock will be adjusted proportionately by the Committee.

     If the Company is a party to a merger or other reorganization in which it does not survive, the Committee may declare that all options granted under the Plan will become exercisable immediately, notwithstanding option agreement provisions regarding exercisability. The Committee may also provide, among other things, that all restrictions pertaining to restricted stock will immediately lapse. Finally, the Committee may notify all optionees and restricted stock owners that options and restricted stock will be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax consequences of the Plan is a summary of applicable federal income tax law. State and local tax consequences may differ. Because the federal income tax rules governing options are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to an option exercise. In addition, the following discussion is limited to the United States federal income tax laws applicable to optionees who are both citizens and residents of the United States. The United States federal income tax treatment of options granted to other optionees may differ. The tax laws of other countries may provide for different tax consequences to optionees who are subject to such laws.

     Generally. Incentive stock options and non-incentive stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Internal Revenue Code. Non-incentive stock options need not comply with such requirements. An incentive stock option provides favorable tax treatment for an optionee under the Internal Revenue Code.

     Incentive Stock Options. A participant is not taxed on the grant or exercise of an incentive stock option. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an incentive stock option for at least two years following the date of grant and at least one year following exercise, the participant's gain, if any, by a subsequent disposition of such shares will be treated as long term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price). If the participant disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two year holding periods described above, the participant will recognize both ordinary income and capital gain in the year of disposition.
The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the participant's adjusted basis in the stock (usually the option exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such disposition will be long term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to an income tax deduction in the year the participant disposes of the shares, in an amount equal to the ordinary income recognized by the participant.

     Non-Incentive Stock Options. A participant is not taxed on the grant of a non-incentive stock option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option exercise price and the fair market value of the shares on the date of the exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive an income tax deduction for this gain.

     Alternative Minimum Tax. The difference between the option exercise price of an incentive stock option and the fair market value of the shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax. For tax years beginning after December 31, 1992, the maximum alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is generally 28% of an individual taxpayer's alternative minimum taxable income. You are strongly urged to consult your tax advisor with respect to all issues concerning alternative minimum tax.

     If You Use Company Stock to Pay the Option Exercise Price. Under the Plan, if you pay the option exercise price by tendering stock of the Company and you receive back a larger number of shares than tendered, you will realize taxable income in an amount equal to the fair market value of the additional shares received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the stock, the number of shares equal to the number delivered as payment of the option exercise price will have a tax basis equal to that of the shares originally tendered. The additional newly-acquired shares obtained upon exercise of the option will have a tax basis equal to the fair market value of such shares on the date of exercise.

     Tax Withholding. Since the amount you realize upon the exercise of a non-incentive stock option will be treated as compensation, it will be subject to applicable withholding of federal, state and local income taxes and social security taxes. You must pay the Company in cash the full amount of any taxes applicable to the taxable income resulting from such exercise. However, an option agreement may, in the Committee's discretion, provide that you may pay these tax obligations by tendering shares of the Company's stock which you own. Alternatively, if the option agreement so provides, you may authorize the Company to withhold shares otherwise issuable upon exercise of the option to pay any taxes due.

     Generally, the exercise of an incentive stock option will not be treated as compensation (but see "Alternative Minimum Tax" above) and will not be subject to applicable withholding of federal, state and local income taxes and social security taxes.

     State and Local Taxes. An exercise of an option may also be subject to state and local taxation, which varies from location to location.

CERTAIN INVESTMENT CONSIDERATIONS.

     The market price of the Company's common stock may vary widely. For this reason, the stock you acquire by exercise of options under the Plan may decrease or increase in value.

AMENDMENT OR MODIFICATION OF THE PLAN

     The Plan may be amended at any time and from time to time by the Board. The Board may not, however, amend the Plan (without shareholder approval within a year of the amendment) if such amendment would (i) increase the number of common shares issuable pursuant to incentive stock options under the Plan or materially increase the number of shares subject to the Plan, (ii) change the class of employees eligible to receive incentive stock options that may participate in the Plan or materially change the class of persons that may participate in the Plan, or (iii) materially increase the benefits accruing to Plan participants.

DOCUMENTS INCORPORATED BY REFERENCE.

     The Company has incorporated by reference into this Prospectus the following documents: (i) the Company's most recent Annual Report on Form 10-KSB; and (ii) all other subsequent reports filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (such as Quarterly Reports on Form 10-QSB or Current Reports on Form 8-K).

     The Company will deliver without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any of the recent reports, proxy statements, and other communications distributed to the Company's shareholders generally, together with any or all of the information that is incorporated by reference in this Prospectus (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates).

     Requests for any of the documents described under this caption or additional information regarding the Plan or the administrators of the Plan should be directed in writing or by telephone to First Bankshares, Inc., 2833 Main Street, East Point, Georgia, 30344. The Company's telephone number is
(404) 768-9305.